UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2015

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0971239
(State of Incorporation)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of Principal Executive Offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c)    On June 5, 2015, Brady Corporation (the “Company”) announced that Russell Shaller has been appointed Senior Vice President of the Company and President-Identification Solutions, effective June 22, 2015 (the “Hire Date”).
Mr. Shaller, age 52, joins the Company after 7 years at Teledyne Technologies, Inc., a global instrumentation, engineered systems, digital imaging, and aerospace and defense electronics company. While at Teledyne, Mr. Shaller served as President, Teledyne Microwave Solutions, with responsibility for advanced microwave products sold into the aerospace and communications industry. Before joining Teledyne in 2008, Mr. Shaller held a number of positions of increasing responsibility at W.L. Gore & Associates, including Division Leader, Electronic Products Division from 2003 to 2008 and General Manager of Gore Photonics from 2001 to 2003. Prior to joining W.L. Gore in 1993, Mr. Shaller worked in engineering and program management positions at Westinghouse Corporation.

There are no arrangements or understandings between Mr. Shaller and any other persons pursuant to which he was selected as an officer of the Company, he has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company entered into an employment letter dated June 2, 2015 with Mr. Shaller (the “Offer Letter”). The Offer Letter provides that Mr. Shaller will receive an annual base salary of $340,000, with eligibility for a target annual bonus at 55% of base salary beginning in fiscal 2016, recommendation for a fiscal 2016 annual equity award with a grant date value of $450,000, a cash sign-on bonus of $115,000, and will participate in the Company's equity incentive and other benefit plans on a basis similar to other executive officers, including an automobile allowance. The Offer Letter further provides that Mr. Shaller will receive a sign-on award of time-based restricted stock units (“RSUs”) with a grant date value of $525,000, to be granted on the Hire Date. The RSU award will vest in equal increments upon the first, second, third, fourth, and fifth anniversaries of the grant date. Mr. Shaller will have a Company share ownership requirement equal to three times his base salary.
Pursuant to the terms of the Offer Letter, Mr. Shaller will be eligible for a severance benefit equal to his base salary plus target bonus should his employment be terminated by the Company without cause or should he resign for good reason (as such events are defined in the Offer Letter). The Offer Letter also provides that Mr. Shaller will be eligible to enter into a change of control agreement, which will be in a form substantially the same as the change of control agreements entered into by other executive officers of the Company, where in the event of a qualifying termination following a change of control, he would receive payment of two times base salary and two times the average bonus payment received in the three years immediately prior to the date of the change of control.
A copy of the press release announcing Mr. Shaller’s appointment is being furnished to the Securities and Exchange Commission as Exhibit 99.1 attached hereto, and is incorporated herein by reference. The description of the Offer Letter is qualified in its entirety by reference to the full text of such letter, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit
10.1	Employment Offer Letter between the Company and Mr. Shaller dated as of June 2, 2015.
99.1	Press Release of Brady Corporation, dated June 5, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: June 5, 2015

/s/ AARON J. PEARCE
Aaron J. Pearce
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Employment Offer Letter between the Company and Mr. Shaller dated as of June 2, 2015.
99.1	Press Release of Brady Corporation, dated June 5, 2015.